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                                                                      02-27-98

                                                                      Exhibit 10


Amendment to 1996 Stock Incentive Plan
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      "That Section 13(c) of the 1996 Stock Incentive Plan of this company is hereby amended to delete the words 'or pursuant to a qualified domestic relations order'; that Section 2 is hereby amended to add the following additional language to the definition of 'Eligible Employee': 'Any individual the Company designates as, or otherwise determines to be, an independent contractor shall not be considered an Eligible Employee, and such designation or determination shall govern regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law'; and that Section 3 is hereby amended to add the following additional language at the end of the second paragraph:
      '(including authorizing the Chief Executive Officer of the Company to designate Participants or make Awards under the Plan within limits prescribed by the Committee).'